Exhibit 99.1

FOR IMMEDIATE RELEASE

August 11, 2016

ART’S WAY MANUFACTURING ANNOUNCES INTENTION TO DISCONTINUE VESSELS BUSINESS

ARMSTRONG, IOWA, August 11, 2016 – Art’s Way Manufacturing Co., Inc. (NASDAQ: ARTW), a diversified, international manufacturer and distributor of equipment serving agricultural, research, water treatment and steel cutting needs, announced today that it intends to discontinue the operations of its Art's Way Vessels segment in the third quarter of its 2016 fiscal year.

Art's Way Vessels, Inc., a wholly-owned subsidiary of Art’s Way Manufacturing Co., Inc., specializes in ASME code and non-code pressurized vessels and storage tanks for water treatment, petroleum, agriculture, food & beverage, marine and mining industries.

The intended action is part of the company’s ongoing focus of its efforts and resources on the business segments that have historically been more successful and that are expected to present greater opportunities for meaningful long-term shareholder returns. The company plans to fulfill its current backlog commitments to customers and subsequently pursue an orderly sale of the assets associated with the Vessels segment, including real estate, equipment and inventory. The company anticipates incurring charges associated with this divestiture until the process is complete, likely in fiscal 2017. The representative for unionized Vessels employees has been notified of the expected closure, which would affect approximately 15 employees.

“After careful consideration of the possible outcomes for the Vessels segment that would serve our business and shareholders best, the decision was ultimately made to discontinue the operations of Art’s Way Vessels,” stated Chairman of the Art’s Way Board of Directors, Marc H. McConnell. “We would like to sincerely thank our Vessels employees for their work over the past eleven years and regret that this decision impacts them negatively. This decision was difficult but is a necessary step in positioning our business for the long-term stability and profitability that we are pursuing. Our focus on the activities that have made Art’s Way a strong, enduring, and profitable company for the past 60 years will help ensure that we are positioned to benefit from the opportunities we see coming forth in the Agricultural, Modular Building, and Tools segments."

About Art’s Way Manufacturing, Inc.

Art's Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet defoliators and harvesters, land maintenance equipment, crop shredding equipment, round hay balers, plows, hay and forage equipment, manure spreaders, reels for combines and swathers, and top and bottom drive augers, as well as modular animal confinement buildings and laboratories and specialty tools and inserts. After-market service parts are also an important part of the Company's business. The Company currently has four reporting segments: agricultural products; pressurized tanks and vessels; modular buildings; and tools.

For more information contact: Carrie Majeski, Chief Executive Officer

712-864-3131

investorrelations@artsway-mfg.com

Or visit the Company's website at www.artsway-mfg.com/

Cautionary Statements

This news release includes "forward-looking statements" within the meaning of the federal securities laws. Statements made in this release that are not strictly statements of historical facts, including our expectations relating to discontinuing our Vessels operations, the timing of related activities and charges, and our long-term business strategy and opportunities, are forward-looking statements. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to: customer and employee matters that may arise in connection with discontinuing the Vessels operations; the nature and magnitude of charges relating to the divestiture; unexpected delays in fulfilling backlog; our ability to sell Vessels assets in a timely manner and at a favorable price; performance at our Manufacturing, Scientific and Tools products; our ability to operate at lower expense levels; our ability to renew or obtain financing on reasonable terms; and other factors detailed from time to time in our Securities and Exchange Commission filings. Actual results may differ markedly from management's expectations. The Company cautions readers not to place undue reliance upon any such forward-looking statements. We do not intend to update forward-looking statements other than as required by law.

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